    As filed with the Securities and Exchange Commission on December 9, 1996

                                              Registration No. 333-__________
=============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                     TECHNICLONE INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                                    95-3698422
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                 Employer Identification No.)


            14282 FRANKLIN AVENUE, TUSTIN, CALIFORNIA    92780-7017
            (Address of Principal Executive Offices)     (Zip Code)
                           _________________________

                           1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                           _________________________

                     Lon H. Stone, Chief Executive Officer
                     TECHNICLONE INTERNATIONAL CORPORATION
              14282 Franklin Avenue, Tustin, California 92780-7017
                    (Name and address of agent for service)

                                 (714) 838-0500
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                               R.C. Shepard, Esq.
         Stradling, Yocca, Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (714) 725-4000

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                               Proposed Maximum        Proposed Maximum
  Title of Securities      Amount To Be             Offering          Aggregate Offering        Amount of
   To Be Registered       Registered(1)         Price Per Share             Price           Registration Fee
============================================================================================================
     Common Stock,
      no par value        4,000,000 shares          4.625(2)           $18,500,000(2)           $5,606.06
============================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1996 Incentive Stock Option Plan (the "1996 Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of 4,000,000 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1996 Plan is estimated solely for purposes of calculating the registration fee, determined in accordance with Rule 457(c), using the average of the high and low price reported by Nasdaq for the Common Stock on December 2, 1996, which was $4.8125 per share.

                               Page 1 of 29 Pages
                            Exhibit Index on Page 5

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended April 30, 1996.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996.

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in (a) above.

         (d) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) As permitted by the California General Corporation Law, the Registrant's Articles of Incorporation eliminates the liability of directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the California General Corporation Law.

         (b) The Registrant's Bylaws provide that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the California General Corporation Law.

         (c) The Bylaws also gives the Registrant the ability to enter into indemnification agreements with each of its officers and directors. The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers of the against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

         NUMBER                   DESCRIPTION
         ------                   -----------
           4.1   TECHNICLONE INTERNATIONAL CORPORATION 1996 Stock Incentive
                 Plan (the "1996 Plan").

           4.2   Form of Stock Option Agreement pertaining to the 1996 Plan.

           5.1   Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
                 Corporation, Counsel to the Registrant.

          23.1   Consent of Stradling, Yocca, Carlson & Rauth, a Professional
                 Corporation (included in the Opinion filed as Exhibit 5.1).

          23.2   Consent of Deloitte & Touche LLP, independent auditors.

          24.1 Power of Attorney (included on signature page to the Registration Statement at page 4).

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by Section
10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In





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
the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on the 25th day of November, 1996.

                                           TECHNICLONE INTERNATIONAL CORPORATION


                                           By:  /s/  Lon H. Stone
                                                ------------------------------
                                                Lon H. Stone
                                                Chief Executive Officer



                               POWER OF ATTORNEY

         We, the undersigned officers and directors of TECHNICLONE INTERNATIONAL CORPORATION, do hereby constitute and appoint Lon H. Stone and William V. Moding, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                                          Title                               Date
       ---------                                          -----                               ----
        /s/ Lon H. Stone                      Chairman of the Board, President,          November 25, 1996
-------------------------------------         Chief Executive Officer and Director
            Lon H. Stone


     /s/ William V. Moding                    Chief Financial Officer, Secretary         November 25, 1996
-------------------------------------         and Director
         William V. Moding


     /s/ Rudolph C. Shepard                   Assistant Secretary and Director           November 25, 1996
-------------------------------------
         Rudolph C. Shepard


    /s/ Clive R. Taylor, M.D.                 Director                                   November 25, 1996
-------------------------------------
        Clive R. Taylor, M.D.


  /s/ Edward Joseph Legere II                 Director                                   November 25, 1996
-------------------------------------
      Edward Joseph Legere II


     /s/ Carmelo J. Santoro                   Director                                   November 25, 1996
-------------------------------------
         Carmelo J. Santoro





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
                                 EXHIBIT INDEX

 EXHIBIT                                                                                      Sequential
 NUMBER                   DESCRIPTION                                                         Page Number
 ------                   -----------                                                         -----------
   4.1                     TECHNICLONE INTERNATIONAL CORPORATION 1996 Stock Incentive Plan         6
                           (the"1996 Plan").

   4.2                     Form of Stock Option Agreement pertaining to the 1996 Plan.             22

   5.1                     Opinion of Stradling, Yocca, Carlson & Rauth, a                         28
                           Professional Corporation, Counsel to the Registrant.

  23.1                     Consent of Stradling, Yocca, Carlson & Rauth, a Professional            --
                           Corporation (included in the Opinion filed as Exhibit 5.1).

  23.2                     Consent of Deloitte & Touche LLP, independent auditors                  29

  24.1                     Power of Attorney included on signature page to the Registration        --
                           Statement at page 4).





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